UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure under Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On March 6, 2015, Audience, Inc. (the “Company”) determined to extend the deadline pursuant to the Company’s bylaws for stockholders to nominate directors and propose other business for consideration at the 2015 Annual Meeting of Stockholders. The Company expects the meeting to be held August 6, 2015.

As a result, the Company is extending the deadline to propose nominations to the Company’s board of directors to be included in the Company’s proxy materials or by the stockholder’s own proxy materials to May 11, 2015.

The Company’s bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in the Company’s proxy statement. The bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in the notice of a meeting given by or at the direction of the Company’s board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the Company’s board of directors or (iii) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to the Company’s Secretary, which notice must contain the information specified in its bylaws. To be timely for the Company’s 2015 annual meeting of stockholders, the Company’s Secretary must receive the written notice at its principal executive offices:

•	no earlier than April 9, 2015; and

•	not later than the close of business on May 11, 2015.

As described in the Company’s bylaws, the stockholder’s notice must include certain specific information concerning the proposal and information as to the stockholder’s ownership of the Company’s common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with the Company’s bylaws, the stockholder will not be permitted to present the proposal to the stockholders at the 2015 annual meeting. If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company is not required to present the proposal for a vote at such meeting.

Nomination of director candidates

A stockholder may propose director candidates for consideration by the Company’s board of directors. Any such recommendations should include the nominee’s name and qualifications for membership on the Company’s board of directors, and should be directed to the Company’s Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the Company’s Director Candidates Nomination Policy on the corporate governance section of the Company’s website at http://investor.audience.com/governance.cfm.

To nominate a director, a stockholder must provide the information required by the Company’s bylaws. In addition, a stockholder must give timely notice to the Company’s Secretary in accordance with the Company’s bylaws, which, in general, require that the notice be received by the Company’s Secretary within the time period described above for stockholder proposals that are not intended to be included in the Company’s proxy statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: March 9, 2015	By:	/s/ Craig Factor
	Name:	Craig Factor
	Title:	Vice President, General Counsel and Secretary